Exhibit 10.1

Form of Sales Agency Agreement

DATED:    ____ 2010

山东中文实业集团有限公司
(SHANDONG ZHONGWEN INDUSTRIAL GROUP COMPANY LIMITED)

and

香港中文博国际集团有限公司
(HONGKONG ZHONGWENBO INTERNATIONAL GROUP COMPANY LIMITED)

SALES AGENCY AGREEMENT

THIS AGREEMENT is made on the __th day of ____,  2010.

BETWEEN

(1)
山东中文实业集团有限公司 (SHANDONG ZHONGWEN INDUSTRIAL GROUP COMPANY LIMITED), a limited liability company established and existing under the laws of the People’s Republic of China (the “PRC”) and whose address is at Damu Village, Miaozi Town, Qingzhou City, Shandong Province, PRC (中華人民共和國山东省青州市庙子镇大牟村); and

(2)
香港中文博国际集团有限公司(HONGKONG ZHONGWENBO INTERNATIONAL GROUP COMPANY LIMITED), a company incorporated and existing under the laws of Hong Kong and whose registered office is at 4/F & 5/F, Central Tower, No.28 Queen’s Road Central, Hong Kong (the “Agent”).

WHEREAS :

(A)	The Principal manufactures and sells the Products (as defined below).

(B)	The Agent wishes to be appointed as the Principal’s agent in the Territory for the sale of the Products (as defined below).

NOW IT IS HEREBY AGREED as follows :

1.	INTERPRETATION

1.1	In this Agreement, unless the context otherwise requires:

“Force Majeure”	means in relation to either party, any circumstances beyond the reasonable control of that party (including, without limitation, any strike, lock-out or other form of industrial action).

“Intellectual Property”
means any patent, copyright, registered design, trade mark or other industrial or intellectual property right subsisting in the Territory in respect of the Product, and applications for any of the foregoing.

“Net Sales Value”	means in relation to any Products, the price actually charged to the customer therefor (less any value added or other sales tax thereon included in the price).

“Products”
means products as are manufactured by or for the Principal and are from time to time notified in writing by the Principal to the Agent, as more particularly set out in the List of Products in the Schedule.

“Restricted Information”
means any information which is disclosed to the Agent by the Principal pursuant to or in connection with this Agreement (whether orally or in writing, and whether or not such information is expressly stated to be confidential or marked as such).

“Territory”	means any productions other than Brazil and the PRC (excluding the Special Administration Regions of Hong Kong and Macau and the territory of Taiwan).

1.2
The headings of this Agreement are inserted for convenience only and shall be ignored in construing this Agreement.  Unless the context otherwise requires, references in this Agreement to the singular shall be deemed to include references to the plural and vice versa; references to one gender shall include all genders and references to any person shall include an individual, firm, body corporate or unincorporate.

1.3
References to any statute or statutory provision shall include any statute or statutory provision which amends or replaces or has amended or replaced it and shall include any subordinate legislation made under the relevant statute.

1.4
References in this Agreement to clauses, schedules and exhibit are references to, clauses of and schedules and exhibit to, this Agreement and references to sub-clauses and paragraphs are unless otherwise stated, references to sub-clauses and paragraphs of the clause, sub-clause or, as appropriate, the schedule in which the reference appears.

2.	APPOINTMENT OF AGENT

2.1
The Principal hereby appoints the Agent as its agent for the sale of the Products in the Territory, and the Agent hereby agrees to act in that capacity, subject to the terms and conditions of this Agreement.

2.2	The Principal shall not, during the continuance of this Agreement, appoint any other person, firm or company as the Principal’s agent or distributor for the sale of the Products in the Territory.

2.3	The Agent shall not solicit or accept any orders for the Products:-

(i)	from any person in the Territory if the Agent knows or has reason to believe that the Products concerned will be resold outside the Territory; or

(ii)	from any person outside the Territory.

2.4
Subject to the prior consent of the Agent either generally or in relation to any specific transaction, the Agent shall guarantee to the Principal the due performance by any customer or customers of contracts that they have entered into with the Principal as a result of the Agent’s activities under this Agreement. Such guarantee shall be by way of separate agreement in writing between the Principal and the Agent in a form to be agreed but which shall in any event provide that the Agent is not to be liable thereunder in the event of a refusal to perform by the customer or customers which is caused by any default of the Principal.

3.	THE AGENT’S DUTIES

3.1	The Agent shall, at all times during the continuance of this Agreement :

(i)	act in the interests of the Principal and not allow its interests to conflict with the duties that it owes to the Principal; and

(ii)	act towards the Principal dutifully and in good faith.

3.2
The Agent shall use its best endeavours to promote and market the Products to customers and prospective customers in the Territory and, subject to the provisions of clause 4.1, shall be entitled without prior reference to the Principal to enter into contracts for the sale of the Products in the name and on behalf of the Principal.

3.3
The Agent shall conduct the promotion and marketing of the Products in the Territory with all due care and diligence and shall cultivate and maintain good relations with customers and potential customers in the Territory in accordance with sound commercial principles.

3.4
Subject as provided in this Agreement and to any directions which the Principal may from time to time properly give, the Agent shall be entitled to perform its duties hereunder in such manner as it may think fit.

3.5	The Agent shall in all dealings concerning the Products describe itself as “Sales Agent” for the Principal.

3.6
The Agent shall be responsible for obtaining all licences, permits and approvals which are necessary or advisable for the sale of the Products in the Territory and for the performance of its duties hereunder.

3.7
The Agent shall comply with all applicable laws and regulations relating to the sale of the Products in the Territory (other than those relating to the nature, method of manufacture, packaging or labeling of the Products) and shall notify the Principal of any changes in the laws and regulations in the Territory relating to the nature, method of manufacture, packaging or labeling of the Products.

3.8	The Agent shall maintain a list of customers and potential customers for the Products in the Territory and shall at the request of the Principal supply it with a copy of that list.

3.9	The Agent shall from time to time keep the Principal fully informed of the Agent’s promotional and marketing activities in respect of the Products.

3.10	The Agent shall keep the Principal informed of conditions in the market for the Products in the Territory.

3.11	The Agent shall promptly inform the Principal of :

(i)	any complaint or after-sales enquiry concerning the Products which is received by the Agent; and

(ii)	any matters likely to be relevant in relation to the manufacture, sale, use or development of the Products within or outside the Territory.

3.12	The Agent shall not :

(i)	pledge the credit of the Principal in any way;

(ii)
make any modifications to the Products or their packaging or (without prejudice to the generality of the foregoing) alter, remove or tamper with the trade names, trade marks, or other means of identification on the Products;

(iii)	use any advertising, promotional or selling materials in relation to the Products except those supplied or approved by the principal;

(iv)	engage in any conduct which in the opinion of the Principal is prejudicial to the Principal’s business or the marketing of the Products generally; or

(v)	be concerned or interested either directly or indirectly in the manufacture, sale, promotion, marketing or importation into the Territory of any goods which compete with the Products.

4.	SALES AND STOCKS OF THE PRODUCTS

4.1	All sales of the Products by the Agent on behalf of the Principal shall be made on such terms and conditions as the Principal may from time to time specify in writing to the Agent, and accordingly :

(i)	the Agent shall, in the course of dealing with all customers and prospective customers for the Products in the Territory, bring to their notice such terms and conditions; and

(ii)	the Agent shall not make or give any promises, warranties, guarantees or representations concerning the Products other than those contained in those terms and conditions of sale.

4.2
All sales of the Products by the Agent on behalf of the Principal shall be at the price specified in the price lists which shall from time to time be supplied to the Agent for the purpose by the Principal, subject to such discounts and other deductions as the Principal may allow.

4.3	Title to the Products shall at no time pass to the Agent, and the Agent shall ensure that all Products are separately stored on its premises and marked as being the property of the Principal.

5.	INTELLECTUAL PROPERTY

5.1
The Agent shall promptly and fully notify the Principal of any actual, threatened or suspected infringement in the Territory of any Intellectual Property of the Principal which comes to the Agent’s notice, and of any claim by any third party so coming to its notice that the importation of the Products into the Territory, or their sale therein, infringes any rights of any other person, and the Agent shall at the request and expense of the Principal do all such things as may be reasonably required to assist the Principal in taking or resisting any proceedings in relation to any such infringement or claim.

5.2
Nothing in this Agreement shall give the Agent any rights in respect of any trade names or trade marks used by the Principal in relation to the Products or of the goodwill associated therewith, and the Agent hereby acknowledges that, except as expressly provided in this Agreement, it shall not acquire any rights in respect thereof and that all such rights and goodwill are, and shall remain, vested in the Principal.

5.3	The Agent shall not use in the Territory any trade marks or trade names so resembling the trade marks or trade names of the Principal as to be likely to cause confusion or deception.

5.4
The Agent shall, at the expense of the Principal, take all such steps as the Principal may reasonably require to assist the Principal in maintaining the validity and enforceability of the Intellectual Property of the Principal during the continuance of this Agreement.

5.5
Without prejudice to the right of the Agent or any third party to challenge the validity of any Intellectual Property of the Principal, the Agent shall not do or authorize any third party to do any act which would or might invalidate or be inconsistent with the Intellectual Property of the Principal and shall not omit or authorize any third party to omit to do any act which, by its omission, would have that effect or character.

6.	RIGHTS AND DUTIES OF THE PRINCIPAL

6.1	The Principal shall at all times during the continuance of this Agreement act towards the Agent dutifully and in good faith.

6.2	The Principal shall be entitled from time to time to extend the range of the Products, or discontinue any of the same.

6.3	The Principal shall :

(i)	supply to the Agent any information which may come into its possession which may assist the Agent to effect sales pursuant to this Agreement;

(ii)	honour any contracts for the sale of the Products entered into by the Agent on behalf of the Principal pursuant to this Agreement;

(iii)	promptly and efficiently deal with any after sales enquiry relating to the Products raised by a customer in the Territory; and

(iv)	comply with all the applicable laws and regulations relating to the nature, method of manufacture, packaging and labeling of the Products.

6.4
Subject to compliance by the Agent with its obligations under this Agreement, the Principal shall indemnify the Agent against any liability (including, without prejudice to the generality of the foregoing, all costs and expenses which the Agent may reasonably incur in defending any proceedings) which it may incur by reason only of its being held out as the Principal’s agent.

7.	FINANCIAL PROVISIONS

In consideration of the obligations undertaken by the Agent hereunder, the Principal shall pay the Agent commission equal to 5 per cent of the Net Sales Value of all Products for which a contract of sale is made by the Agent on behalf of the Principal pursuant to this Agreement. All sums payable by the Principal under this Agreement shall be paid in full without set-off or counterclaim or any restriction or condition and free and clear of any tax or other deductions or withholdings of any nature.

8.	CONFIDENTIALITY

8.1	Except as provided by clauses 8.2 and 8.3, the Agent shall at all times during the continuance of this Agreement and after its termination:

(i)	use its best endeavours to keep all Restricted Information confidential and accordingly not to disclose any Restricted Information to any other person; and

(ii)	not use any Restricted Information for any purpose other than the performance of its obligation under this Agreement.

8.2	Any Restricted Information may be disclosed by the Agent to :

(i)	any customers or prospective customers;

(ii)	any governmental or other authority or regulatory body; or

(iii)	any employees of the Agent or of any of the aforementioned persons,

to such extent only as is necessary for the purposes contemplated by this Agreement, subject in each case to the Agent using its best endeavours to ensure that the person in question keeps the same confidential and does not use the same except for the purposes for which the disclosure is made, or to any person as is required by law.

8.3	Any Restricted Information may be used by the Agent for any purpose, or disclosed by the Agent to any other person, to the extent only that :

(i)
it is at the date hereof, or hereafter becomes, public knowledge through no fault of the Agent (provided that in doing so the Agent shall not disclose any Restricted Information which is not public knowledge); or

(ii)	if can be shown by the Agent, to the reasonable satisfaction of the Principal, to have been known to the Agent prior to its being disclosed by the Principal to the Agent.

9.	FORCE MAJEURE

9.1	If either party is affected by Force Majeure it shall forthwith notify the other party of the nature and extent thereof.

9.2
Neither party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, by reason of any delay in performance, or non-performance, of any of its obligations hereunder to the extent that such delay or non-performance is due to any Force Majeure of which it has notified the other party; and the time for performance of that obligation shall be extended accordingly.

9.3
If the Force Majeure in question prevails for a continuous period in excess of six months, the parties shall enter into bona fide discussions with a view to alleviating its effects, or to agreeing upon such alternative arrangements as may be fair and reasonable.

10.	DURATION AND TERMINATION

10.1
This agreement shall come into force on the date hereof and, subject as provided in clauses 10.2 and 10.3, shall continue in force for a period of 2 years and thereafter unless or until terminated by either party giving to the other written notice expiring at or at any time after the end of that period.

10.2
Either party shall be entitled forthwith to terminate this Agreement by giving written notice to the other if that other party commits any repudiatory breach of any of the provisions of this Agreement and, in the case of a breach capable of remedy, fails to remedy the same within 30 days after receipt of a written notice giving full particulars of the breach and requiring it to be remedied.

10.3	Either party shall be entitled to terminate this Agreement by giving written notice to the other party if :

(i)
the other party commits a breach of this Agreement (not being a repudiatory breach of this Agreement) and, if the breach is capable of remedy, fails to remedy it within 30 days after receipt of a written notice giving full particulars of the breach and requiring it to be remedied;

(ii)	the other party makes any voluntary arrangement with its creditors;

(iii)
the other party goes into liquidation (except for the purposes of amalgamation or reconstruction and in such manner that the company resulting therefrom effectively agrees to be bound by or assume the obligations imposed on that other party under this Agreement);

(iv)	anything analogous to any of the foregoing under the law of any jurisdiction occurs in relation to that other party; or

(v)	the other party ceases, or threatens to cease, to carry on business.

10.4
For the purposes of clause 10.3, a breach shall be considered capable of remedy if the party in breach can comply with the provision in question in all respects other than as to the time of performance (provided that time of performance is not of the essence).

10.5	Any waiver by either party of a breach of any provision of this Agreement shall not be considered as a waiver of any subsequent breach of the same or any other provision thereof.

10.6	The rights to terminate this Agreement given by this clause shall be without prejudice to any other right or remedy of either party in respect of the breach concerned (if any) or any other breach.

11.	CONSEQUENCES OF TERMINATION

11.1	Upon the termination of this Agreement for any reason :

(i)
the Agent shall within 30 days send to the Principal or otherwise dispose of in accordance with the directions of the Principal all stocks of the Products (other than any for which it has accepted orders from customers before the date of termination), samples and any advertising, promotional or sales material relating to the Products then in the possession of the Agent;

(ii)	the Agent shall cease to promote, market, advertise or sell the Products;

(iii)	the provisions of clause 7 shall continue in force in relation to :

(a)	all sales of the Products before the date of termination; and

(b)	all sales of the Products after the date of termination pursuant to orders received on or before that date;

(iv)	clause 8 shall continue in force in accordance with its terms; and

(v)	subject as otherwise provided herein and to any rights or obligations which have accrued prior to termination, neither party shall have any further obligation to the other under the Agreement.

11.2
The costs incurred by the Agent in complying with clause 11.1(i) shall, where the termination is by the Agent pursuant to clause 10.2, be for the account of the Principal and, in any other case, be for the account of the Agent.

12.	MISCELLANEOUS

12.1
Subject as provided in clause 12.2, this Agreement is personal to the Principal and  the Agent, which may not without the written consent of the other party, assign, mortgage, charge (otherwise than by floating charge) or dispose of any of its rights hereunder, or sub-contract or otherwise delegate any of its obligations hereunder.

12.2
The Agent shall not without the prior written consent of the Principal employ sub-agents, if with such consent it does so, every act or omission of the sub-agent shall for the purposes of this Agreement be deemed to be the act or omission of the Agent.

12.3	Nothing in this Agreement shall create, or be deemed to create, a partnership or the relationship of employer and employee between the parties.

12.4
This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, supersedes all previous agreements and understandings between the parties with respect thereto, and may not be modified except by an instrument in writing signed by the duly authorized representatives of the parties.

12.5
Each party acknowledges that, in entering into this Agreement, it does not do so on the basis of, and does not rely on, any representation, warranty or other provision except as expressly provided herein, and all conditions, warranties or other terms implied by statute or common law are hereby excluded to the fullest extent permitted by law.

12.6
If any provision of this Agreement is held by any court or other competent authority to be void or unenforceable in whole or part, this Agreement shall continue to be valid as to the other provisions thereof and the remainder of the affected provision.

13.	NOTICES

Any notice or other communication given or to be given pursuant to this Agreement shall be in writing sent or delivered to the recipient at the address set out below or such other address as the addressee may by three (3) business days’ prior written notice specify to the other party:

山东中文实业集团有限公司 (Shandong Zhongwen Industrial Group Company Limited)
Address:	中華人民共和國山东省青州市庙子镇大牟村
(Damu Village, Miaozi Town, Qingzhou City, Shandong Province, PRC)
Attention:	Mr. Duan Wenbo (段文博)

香港中文博国际集团有限公司 (Hongkong Zhongwenbo International Group Company Limited)
Address:	4/F & 5/F, Central Tower, No.28 Queen’s Road Central, Hong Kong
Attention:	Mr. Sun Hongyi (孙洪义)

14.	ARBITRATION

Any dispute, controversy or claim arising out of or relating to this Agreement shall be settled by arbitration administered by the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules as at present in force and as may be amended by the provisions of this Section. The arbitration shall be the sole and exclusive forum for resolution of such dispute, controversy or claim, and the award rendered shall be final and binding. Judgment on the award rendered may be entered in any court having jurisdiction thereof.

15.	GOVERNING LAW

This Agreement shall be construed and governed in accordance with the laws of the HKSAR.

IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto on the date first written above.

SIGNED by	)
)
for and on behalf of山东中文实业集团	)
)
)
有限公司 (Shandong Zhongwen	)
)
Industrial Group Company Limited))
)
in the presence of: -

SIGNED by	)
)
for and on behalf of香港中文博国际集	)
)
)
团有限公司 (Hongkong Zhongwenbo	)
)
International Group Company Limited))
)
in the presence of: -

THE SCHEDULE

LIST OF PRODUCTS

No.	Name of Products
1	QTC63C Tower Crane	塔式起重机
2	HZS HLS Series Concrete Mixing Station	搅拌站
3	HBT 80 Concrete Pump	混凝土输送泵

* The product description is attached to the Annex 1.

1

ANNEX 1

PRODUCT DESCRIPTION

2